040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20110403886-93
Ross Miller	Filing Date and Time
Secretary of State	05/31/2011 10:52 AM
State of Nevada	Entity Number E0308252011-7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: LABOR SMART INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ____ (Name)

☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below)

JAY SMITH-SEE ATTACHED
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

4790 CAUGHLIN PARKWAY #38 | RENO | Nevada | 89509
Street Address | City | | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75000000 | Par value per share: $ 0.001 | Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) RYAN SCHADEL-SEE ATTACHED
Name
4790 CAUGHLIN PARKWAY #38 | RENO | NV | 89509
Street Address | City | State | Zip Code

2) ____
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

JAY SMITH-SEE ATTACHED | X JAY SMITH
Name | Incorporator Signature
4790 CAUGHLIN PARKWAY #38 | RENO | NV | 89509
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X JAY SMITH | 5/31/2011
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20140492812-43
Ross Miller	Filing Date and Time
Secretary of State	07/08/2014 3:00 PM
State of Nevada	Entity Number
	E0308252011-7

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Labor Smart, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The total authorized capital of the corporation shall be 150,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 15,079,800/22,567,807

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X A. Z. S

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090203

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140805143-98
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/12/2014 10:40 AM
	Entity Number E0308252011-7

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Labor Smart, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The total capital the Company is authorized to issues is 1,005,000,000 shares, allocated as follows:

1,000,000,000 shares of common stock, par viaue $0.00001
5,000,000 shares of preferred stock, par value $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 56,143,872/80,323,402

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.